                                                                   EXHIBIT 2.2



Harry A. Perrin                              Henry W. Simon, Jr.
Rosalie Walker Gray                          Michael D. Warner
WEIL, GOTSHAL & MANGES LLP                   David T. Cohen
700 Louisiana, Suite 1600                    SIMON, ANISMAN, DOBY & WILSON, P.C.
Houston, Texas  77002-2784                   400 Professional Building
(713) 546-5000                               P.O. Box 17047
                                             Fort Worth, Texas 76102-0047
Stephen A. Youngman                          (817) 820-3100
Kelli M. Walsh
WEIL, GOTSHAL & MANGES LLP                   ATTORNEYS FOR THE CREDITORS'
100 Crescent Court, Suite 1300               COMMITTEE
Dallas, Texas 75201-6950
(214) 746-7700

ATTORNEYS FOR THE DEBTOR



                     IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION


------------------------------------(S)
In re:                              (S)  Case No. 397-31261-SAF-11
                                    (S)
JAYHAWK ACCEPTANCE CORPORATION,     (S)  Chapter 11
a Texas Corporation,                (S)
                                    (S)
          Debtor.                   (S)
------------------------------------(S)



               FIRST MODIFICATION TO JOINT PLAN OF REORGANIZATION
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
              PROPOSED BY THE DEBTOR AND THE CREDITORS' COMMITTEE
              ---------------------------------------------------



Dated:    September 29, 1997
          Dallas, Texas

               FIRST MODIFICATION TO JOINT PLAN OF REORGANIZATION
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
              PROPOSED BY THE DEBTOR AND THE CREDITORS' COMMITTEE
              ---------------------------------------------------


     Jayhawk Acceptance Corporation and the Official Committee of Unsecured Creditors ("Plan Proponents"), in accordance with section 1127, title 11, of the United States Code ("Bankruptcy Code") and section 13.9 of the Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed by the Debtor and the Creditors' Committee ("Joint Plan"), hereby modify the Joint Plan as set forth below.

     The modifications will not cause the Plan to fail to meet the requirements of sections 1122 and 1123 of the Bankruptcy Code. Furthermore, the modifications are not material and will not adversely impact the rights of any parties in interest; therefore, compliance with section 1125 of the Bankruptcy Code is not required with respect to the modifications.

     Capitalized terms used herein but not defined have the meanings ascribed to such terms in the Joint Plan.

     Modifications that reflect additions to the Joint Plan are identified by underlining, and modifications that reflect deletions from the Joint Plan are
-----------
identified by *.


                   MODIFICATIONS TO SECTION 4.6 OF JOINT PLAN
                   ------------------------------------------

     Section 4.6(b)(3) of the Joint Plan, which describes the payment terms for Comprehensive Claims under the Settlement Treatment offered to eligible Dealer Claims, is modified to clarify the pro rata formula to be used in determining the amount to be paid on each specified Quarterly Payment Date with respect to each Allowed Comprehensive Claim:

               (b) Settlement Treatment.  Each holder of a Dealer Claim that is
                   --------------------
     a May 15 Filer or a June 16 Filer and that elects to receive the Settlement Treatment, and each holder of a Dealer Claim that is a May 15 Filer or a June 16 Filer that does not elect either to receive the Settlement Treatment or the Non-Settlement Treatment shall receive, in full satisfaction, release and discharge of such holder's Dealer Claim, (i) a dismissal of the Dealer Estimation Motion as to each such holder's Dealer Claim and a release of any and all other objections of the Debtor to such Dealer Claim and (ii) the following, to the extent applicable to each such holder:

                                     . . .

                    (3) Comprehensive Claim.  If such holder is entitled to
                        -------------------
          future collections from such holder's Contract Pool based upon the Debtor's $185 million collection scenario (which scenario is used for this purpose only as part of the compromise of the Dealer Claims embodied in the Settlement Treatment, the Debtor believing that a $155.5 million collection scenario is a more realistic estimate of collections), then

                    a. if such holder is a May 15 Filer, such holder shall be granted an Allowed Comprehensive Claim in an amount equal to 100% of the estimated amount of future collections from such holder's Contracts based upon the Debtor's $185 million collection scenario; or

                    b. if such holder is a June 16 Filer, such holder shall be granted an Allowed Comprehensive Claim in an amount equal to 75% of the estimated amount of future collections from such holder's Contracts based upon the Debtor's $185 million collection scenario;

          and such holder shall receive with respect to such Allowed amount aggregate distributions equal to the lesser of (i) 100% of such amount or (ii) a pro rata share (based on such Allowed amount) of a settlement fund equal to $8,286,803 minus the amount of all Comprehensive Claims held by Non-Settling Dealers as estimated based upon the Debtor's $185 million collection scenario; which distributions shall be made over a period of two (2) years from the Effective Date in eight unequal quarterly payments, the first of which shall be due on the second Quarterly Payment Date and the next seven of which shall be due on each Quarterly Payment Date thereafter; and the amount of which payments shall not exceed, on the second Quarterly Payment Date and each subsequent Quarterly Payment Date before or on the Fleet Payment Date, a pro rata share (based on the amount of such Allowed Claim, and based upon the amount of all other Allowed
                       ------------------------------------------------
          Comprehensive Claims receiving the Settlement Treatment and the amount
          ----------------------------------------------------------------------
          of all Allowed Dealer Claims receiving the Non-Settlement Treatment)
          -------------------------------------------------------------------
          of * $750,000 * , and the amount of which payments on the five Quarterly Payment Dates after the Fleet Payment Date shall equal one-fifth of the remaining balance of the Allowed Claim; provided,
                                                               --------
          however, that the making of the quarterly payments required herein
          -------
          shall be subject to, and shall be delayed or deferred in accordance with, the terms of Section 7.1(f) of the Plan; and provided further,
                                                             ----------------
          however, that the amount of any delayed or deferred quarterly payments
          -------
          shall bear interest from the date on which they were originally due until the date on which they are actually paid at a rate of interest equal to the prime lending rate prevailing on the date that is seven
          (7) Business Days prior to the date on which they are actually paid; and/or

     Section 4.6(c) of the Joint Plan, which describes the payment terms for Dealer Claims receiving the Non-Settlement Treatment, is modified to clarify the pro rata formula to be used in determining the amount to be paid on each specified Quarterly Payment Date with respect to each Allowed Dealer Claim:

               (c) Non-Settlement Treatment.  Each holder of a Dealer Claim that
                   ------------------------
     is a May 15 Filer or a June 16 Filer and that elects to receive the Non-Settlement Treatment, and each holder of a Dealer Claim that is a Late Filer shall receive the following, in full satisfaction, release and discharge of such holder's Dealer Claim:

                    (1) If such holder is a May 15 Filer, and if such holder is granted an Allowed Dealer Claim by Final Order of the Bankruptcy Court, following litigation pursuant to the Dealer Estimation Motion, or

                    (2) If such holder is a June 16 Filer or a Late Filer, and if the proof of claim of such holder is deemed to be timely filed by Final Order of the Bankruptcy Court issued pursuant to motion of such holder filed no later than thirty (30) days after the Effective Date, after notice and a hearing, upon proving excusable neglect in accordance with Section 7.6 of the Plan, and if such holder thereafter is granted an Allowed Dealer Claim by Final Order of the Bankruptcy Court, following litigation pursuant to the Dealer Estimation Motion, then such holder shall receive with respect to the Allowed amount of such Claim aggregate distributions equal to 100% of such amount, together with interest thereon from the Commencement Date at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to each payment date, as published in The Wall Street
                                                      ---------------

     Journal; which distributions shall be made over a period of two (2) years
     -------
     from the Effective Date in eight unequal quarterly payments, the first of which shall be due on the second Quarterly Payment Date and the next seven of which shall be due on each Quarterly Payment Date thereafter; and the amount of which payments shall not exceed, on the second Quarterly Payment Date and each subsequent Quarterly Payment Date before or on the Fleet Payment Date, a pro rata share (based on the amount of such Allowed Claim, and based upon the amount of all other Allowed Dealer Claims receiving the
     --------------------------------------------------------------------------
     Non-Settlement Treatment and the amount of all Allowed Comprehensive Claims
     ---------------------------------------------------------------------------
     receiving the Settlement Treatment) of * $750,000 * , and the amount of
     ----------------------------------
     which payments on the five Quarterly Payment Dates after the Fleet Payment Date shall equal one-fifth of the remaining balance of the Allowed Claim;

     provided, however, that the making of the quarterly payments required
     --------  -------
     herein shall be subject to, and shall be delayed or deferred in accordance with, the terms of Section 7.1(f) of the Plan.


                   MODIFICATIONS TO SECTION 5.5 OF JOINT PLAN
                   ------------------------------------------

     Section 5.5(a) of the Joint Plan, which provides for the transfer to the Non-Accrual Contract Trust of the Contributed Non-Accrual Contracts identified in Section 5.3 of the Joint Plan, is modified to reflect the possibility that the Jayhawk Funding Trust I Automobile Loan-Backed Notes, Series 1996B may be paid by MBIA Insurance Corporation, and to clarify the intent of the Plan Proponents as to the Debtor's obligation relating to payment amounts received on the Contributed Non-Accrual Contracts after August 31, 1997:

               (a) Section 5.3 Contributed Non-Accrual Contracts.  Those of the
                   ---------------------------------------------
     Contributed Non-Accrual Contracts identified for assignment and transfer in
     Section 5.3 of the Plan that are not owned by Funding Trust shall be delivered by the Debtor to the Trustee on the Effective Date; and those of such Contributed Non-Accrual Contracts that are owned by Funding Trust shall be delivered by the Debtor to the Trustee on the first Business Day that is thirty (30) days after the date on which the Jayhawk Funding Trust I Automobile Loan-Backed Notes, Series 1996B and MBIA Insurance Company are
                                                  --------------------------
     paid in full.  The amount of any * payments received * after August 31,
                    -----------------
     1997 from the obligors under any such Contributed Non-Accrual Contracts * shall be distributed by the Debtor to the Trustee on the Effective Date if received by the Debtor prior to the Effective Date or shall be distributed to the Trustee on the first Business Day that is thirty (30) days after the date of payment if received by the Debtor after the Effective Date;

     provided, however, that the aggregate amount of such payments shall not
     --------  -------
     exceed $15,000 without the consent of Fleet, and in the absence of such consent the Debtor shall defer making distribution to the Trustee of the amount exceeding $15,000 until the first Quarterly Payment Date after the Fleet Payment Date. Any automobile titles remaining with respect to any such Contributed Non-Accrual Contracts shall be delivered by the Debtor to the Trustee on the Effective Date as to those titles with respect to Contracts that were not contributed to Funding Trust and on the first Business Day that is thirty (30) days after the date on which the Jayhawk Funding Trust I Automobile Loan-Backed Notes, Series 1996B and MBIA
                                                                --------
     Insurance Corporation are paid in full as to those titles with respect to
     ---------------------
     Contracts that were contributed to Funding Trust; and

     Section 5.5(b) of the Joint Plan, which provides for the transfer to the Non-Accrual Contract Trust of the Contributed Non-Accrual Contracts identified in Section 5.4 of the Joint Plan, is modified to provide for the possibility that the Jayhawk Funding Trust I Automobile Loan-Backed Notes, Series 1996B may not be paid in full prior to the Fleet Payment Date, to reflect the possibility that the Jayhawk Funding Trust I Automobile Loan-Backed Notes, Series 1996B may be paid by MBIA Insurance Corporation, and to clarify the intent of the Plan Proponents as to the Debtor's obligation relating to payment amounts received on the Contributed Non-Accrual Contracts after the Fleet Payment Date:

          (b) Section 5.4 Contributed Non-Accrual Contracts.  The Contributed
              ---------------------------------------------
     Non-Accrual Contracts identified for assignment and transfer in Section 5.4 of the Plan shall be delivered by the Debtor to the Trustee on the first Business Day that is thirty (30) days after the Fleet Payment Date;
                                                                       -
     provided, however, that if the Jayhawk Funding Trust I Automobile Loan-
     ----------------------------------------------------------------------
     Backed Notes, Series 1996B and MBIA Insurance Corporation are not paid in
     -------------------------------------------------------------------------
     full by such date, those of the Contributed Non-Accrual Contracts that are
     --------------------------------------------------------------------------
     owned by Funding Trust shall be delivered by the Debtor to the Trustee on
     -------------------------------------------------------------------------
     the first Business Day that is thirty (30) days after the date on which the
     ---------------------------------------------------------------------------
     Jayhawk Funding Trust I Automobile Loan-Backed Notes, Series 1996B and MBIA
     ---------------------------------------------------------------------------
     Insurance Corporation are paid in full.  The amount of any * payments
     --------------------------------------   -----------------
     received * after the Fleet Payment Date from the obligors under any such Contributed Non-Accrual Contracts shall be distributed by the Debtor to the Trustee on the first Business Day that is thirty (30) days after the date of payment. Any automobile titles remaining with respect to any such Contributed Non-Accrual Contracts shall be delivered by the Debtor to the Trustee on the first Business Day that is thirty (30) days after the Fleet Payment Date as to those titles with respect to Contracts that were not
                  ----------------------------------------------------------
     contributed to Funding Trust and on the first Business Day that is thirty
     -------------------------------------------------------------------------
     (30) days after the date on which the Jayhawk Funding Trust I Automobile
     ------------------------------------------------------------------------
     Loan-Backed Notes, Series 1996B and MBIA Insurance Corporation are paid in
     --------------------------------------------------------------------------
     full as to those titles with respect to Contracts that were contributed to
     ----
     Funding Trust.


                  MODIFICATIONS TO SECTION 5.13 OF JOINT PLAN
                  -------------------------------------------

     Section 5.13 of the Joint Plan, which sets forth the intended federal income tax classification of the Non-Accrual Contract Trust, is modified to provide for a grantor trust classification rather than a qualified settlement fund classification:

             5.13  Purpose of Trust.  The Non-Accrual Contract Trust is created
                   ----------------
     pursuant to the Plan for the primary purpose of liquidating the assets transferred to it with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Non-Accrual Contract Trust.
     *  The assignment and transfer by the Debtor of Contributed Non-Accrual
        --------------------------------------------------------------------
     Contracts to the Non-Accrual Contract Trust shall be treated by the Debtor
     --------------------------------------------------------------------------
     for federal income tax purposes as a transfer of the Contributed Non-
     --------------------------------------------------------------------
     Accrual Contracts to the holders of Dealers Claims receiving an interest in
     ---------------------------------------------------------------------------
     the Non-Accrual Contract Trust and as a transfer by such holders of the
     -----------------------------------------------------------------------
     Contributed Non-Accrual Contracts to the Non-Accrual Contract Trust.  The
     -------------------------------------------------------------------------
     Non-Accrual Contract Trust shall be treated as a "grantor" trust for
     --------------------------------------------------------------------
     federal income tax purposes under Subchapter J, Subpart E of the Internal
     -------------------------------------------------------------------------
     Revenue Code of 1986, as amended, as to which the holders of Dealers Claims
     ---------------------------------------------------------------------------
     who are beneficiaries thereof are treated as the owners of the assets and
     -------------------------------------------------------------------------
     income.  The Debtor and the Trustee shall agree to the valuations of the
     -------
     Contributed Non-Accrual Contracts on the dates of assignment and transfer of such Contracts to Non-Accrual Contract Trust, and such agreed valuations shall be used by the Debtor and the Trustee for all federal income tax reporting purposes.


Dated:   September 29, 1997
         Dallas, Texas

                              JAYHAWK ACCEPTANCE CORPORATION


                              By:  /s/ Jack T. Smith
                                   -----------------
                                 Jack T. Smith
                                 President and Chief Operating Officer

                              OFFICIAL COMMITTEE OF UNSECURED CREDITORS


                              By:  /s/ Donald L. Jones
                                   -------------------
                                   Donald L. Jones
                                   (Vice President of Cap Gemini America)
                                   Chairman

OF COUNSEL:


WEIL, GOTSHAL & MANGES LLP


By:/s/ Harry A. Perrin
   -------------------
   Harry A. Perrin
   State Bar No. 15796800

700 Louisiana, Suite 1600
Houston, Texas  77002-2784
(713) 546-5000
   -and-
100 Crescent Court, Suite 1300
Dallas, Texas 75201-6950
(214) 746-7700

ATTORNEYS FOR THE DEBTOR


SIMON, ANISMAN, DOBY & WILSON, P.C.


By:/s/ Michael D. Warner
   ---------------------
   Michael D. Warner
   State Bar No. 00792304

400 Professional Building
303 West Tenth Street
P.O. Box 17047
Fort Worth, Texas 76102-0047
(817) 820-3100

COUNSEL FOR CREDITORS' COMMITTEE